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                                                                      EXHIBIT 21

                           SUBSIDIARIES OF ARMKEL, LLC


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Name of Subsidiary
(As stated in its organizational document           State or Other Jurisdiction
and under which it does business)                   Of Incorporation or Organization
---------------------------------                   --------------------------------

Domestic:
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Armkel Condoms, LLC                                 Delaware
Armkel Depilatories, LLC                            Delaware
Armkel Diagnostics, LLC                             Delaware
Armkel Dentures, LLC                                Delaware
Armkel Drops, LLC                                   Delaware
Armkel Cranbury, LLC                                Delaware
Armkel Products, LLC                                Delaware

International:
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Armkel Holding (Netherlands) B.V.                   Netherlands
Armkel Canada (Netherlands) B.V.                    Netherlands
Armkel (Canada), Inc.                               Canada
Horner Pharmaceuticals Inc.                         Canada
Armkel (Australia) Pty Ltd.                         Australia
CWA Superannuation Pty Ltd.                         Australia
Armkel Company (France) S.A.S.                      France
Sofibel S.A.S.                                      France
Barbara Gould S.A.                                  France
Laboratories Sante Beaute S.A.                      France
Laboratories Fumouze S.A.                           France
Armkel Company (U.K.) Limited                       United Kingdom
Armkel (U.K.) Limited                               United Kingdom
Denver Laboratories Limited                         United Kingdom
Armkel Company de Mexico S. de R.L. de C.V.         Mexico
Armkel (Mexico), S.A.                               Mexico
Armkel Company Spain, S.L.                          Spain
Icart, S.A.                                         Spain
Armkel Company (Italy) S.r.l.                       Italy
S.p.A. Italiana Laboratori Bouty                    Italy
Technogenetic s.s.r.l.                              Italy
Sanodent di C.E. Tosana & C.s.r.l.                  Italy
Armkel (N.Z.) Inc.                                  New Zealand
Armkel (Cayman) Ltd.                                Cayman Islands
Carter-Wallace (Hong-Kong) Limited                  Hong Kong
Karlan International S.A.                           Luxembourg
Teutonia Beteilingungsverwaltung Gmbh.              Germany
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